Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
This Certification is intended to accompany the Quarterly Report of Dorman Products, Inc. (the “Company”) on Form 10-Q for the period ended September 27, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and is given solely for the purpose of satisfying the requirements of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. To the best of their knowledge, the undersigned, in their respective capacities as set forth below, hereby certify that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kevin M. Olsen
Kevin M. Olsen
President, Chief Executive Officer
Date: October 28, 2025

/s/ David M. Hession
David M. Hession
Senior Vice President and Chief Financial Officer
Date: October 28, 2025
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.